UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2018 (September 12, 2018)

Warner Music Group Corp.

(Exact name of Registrant as specified in its charter)

Delaware	001-32502	13-4271875
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1633 Broadway, New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 275-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On September 12, 2018, Warner/Chappell Music, Inc. entered into a Separation Agreement and Release with Jon Platt, the Chairman and CEO of Warner/Chappell Music, the music publishing division of Warner Music Group Corp. (the “Company”) and a member of the Company’s Board of Directors.

Pursuant to the Separation Agreement and Release, Mr. Platt resigned as a member of the Company’s Board of Directors effective September 12, 2018 and will resign as Warner/Chappell Music’s Chairman and CEO with a separation date effective December 31, 2018 or an earlier date designated by Warner/Chappell Music, Inc. Mr. Platt will receive his base salary through the separation date and will be eligible for a discretionary bonus for the fiscal year ended September 30, 2018 in accordance with the terms of the Employment Agreement between Mr. Platt and Warner/Chappell Music, Inc. dated February 10, 2016. Also pursuant to the Separation Agreement and Release, Mr. Platt has provided Warner/Chappell Music, Inc. and its affiliates with customary releases, a confidentiality covenant, and a non-solicitation covenant that applies to their recording artists, publishers, songwriters and employees through September 30, 2020.

Mr. Platt may revoke the Separation Agreement and Release for a period of seven days following its execution, after which it will become effective. If Mr. Platt exercises his revocation right, the Separation Agreement and Release will have no legal effect.

While the Company identifies a replacement, Mr. Platt will work with Carianne Marshall, Warner/Chappell Music’s COO and other members of Warner/Chappell Music’s senior management team to ensure a smooth transition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WARNER MUSIC GROUP CORP.

By:	/s/ Paul M. Robinson
Paul M. Robinson
Executive Vice President, General Counsel and Secretary

Date: September 14, 2018

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